PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated November 6, 2017)	Registration No. 333-221169

Rave Restaurant Group, Inc.
$5,000,000 Common Stock

This prospectus supplement relates to the offer and sale of shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $5,000,000 from time to time through B. Riley FBR, Inc., or Agent, acting as agent. The sales, if any, will be made pursuant to an At Market Issuance Sales Agreement with the Agent dated December 5, 2017, which we refer to as the Sales Agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Agent will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of the common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “RAVE.” The aggregate market value of our common stock held by non-affiliates is approximately $16.6 million based on the closing price of such common stock on Nasdaq of $1.88 per share on October 18, 2017. None of our common stock has been sold pursuant to Instruction I.B.6. of Form S-3 during the 12 month period preceding the date of this prospectus. The closing price of our common stock on Nasdaq was $1.73 as of November 28, 2017.

An investment in our common stock involves risk. You should carefully consider the information under the headings “Risk Factors” on Page S-3 of this prospectus supplement and Page 3 of the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is December 5, 2017.

TABLE OF CONTENTS

Prospectus Supplement

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement on Form S-3 (Registration No. 333-221169) filed with the U.S. Securities and Exchange Commission (“SEC”). To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of each document and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, in this prospectus supplement the capitalized term “Company,” as well as first person references to “we,” “our” and “us,” refer to Rave Restaurant Group, Inc. and its direct and indirect subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the materials incorporated herein and therein by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or similar expressions. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds. Statements regarding the following subjects are forward-looking by their nature:

•                     our business and growth strategies;

•                     our performance goals;

•                     our projected financial condition and operating results;

•                     our understanding of our competition;

•                     industry and market trends;

•                     our use of the proceeds of any offering; and

•                     any other statements or assumptions that are not historical facts.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the materials incorporated herein and therein by reference are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework, and business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus supplement, the accompanying prospectus or any of the materials incorporated herein or therein by reference will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The Company

We operate and franchise domestic fast casual restaurants (“Pie Five Units”) under the trademarks “Pie Five Pizza Company” or “Pie Five” and franchise pizza buffet restaurants (“Buffet Units”), delivery/carry-out restaurants (“Delco Units”) and express restaurants (“Express Units”) domestically and internationally under the trademark “Pizza Inn.”  We provide or facilitate the procurement and distribution of food, equipment and supplies to our domestic and international system of restaurants through our Norco Restaurant Services Company (“Norco”) division and through agreements with third party distributors.

We have offered consumers affordable, high quality pizza since 1958, when the first Pizza Inn restaurant opened in Dallas, Texas.  We awarded our first franchise in 1963 and opened our first buffet restaurant in 1969.  We began franchising the Pizza Inn brand internationally in the late 1970’s.  In 1993, our stock began trading on the Nasdaq Stock Market, and presently trades on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “RAVE.”  In June 2011, we opened the first Pie Five restaurant in Ft. Worth, Texas. We signed our first franchise development agreement for Pie Five in 2012.

Our principal executive offices are located at 3551 Plano Parkway, The Colony, Texas 75056, and our telephone number is (469) 384-5000.

The Offering

Securities Offered:	Shares of common stock, $0.01 par value per share, having an aggregate offering price of up to $5,000,000.
Manner of Offering:	“At the market offering” that may be made from time to time through our Agent, B. Riley FBR, Inc. See “Plan of Distribution” on Page S-4.
Use of Proceeds:	Working capital and general corporate purposes, including funding continued restaurant development activity.
Risk Factors:

See “Risk Factors” on Page S-3 of this prospectus supplement and Page 3 of the accompanying prospectus for a discussion of certain risks you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol:	RAVE.

S-2

RISK FACTORS

Investing in our common stock involves a number of risks. Before you decide to buy shares of our common stock, you should carefully consider the risk factors set forth below, in the accompanying prospectus and in the materials incorporated by reference herein and therein.

Risks Associated with this Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering primarily to fund continued restaurant development activity, as well as for other working capital needs and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The price of the common stock offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock prior to the offering. Therefore, if you purchase shares of our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value per share of our common stock from the price per share that you paid for our common stock in this offering. If the holders of outstanding stock options exercise those options at prices below the price per share you paid for the common stock in this offering, or the holders of outstanding restricted stock units are issued shares upon the satisfaction of vesting requirements and performance criteria, you will incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Actual or anticipated sales of a significant number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional shares of our common stock. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agent as a source of financing.

We will retain broad discretion over the use of the net proceeds from our sale of our common stock in this offering. We currently anticipate that the net proceeds from any sale of our common stock in this offering will be used primarily to fund continued restaurant development activity. We may also use the net proceeds from any sale of our common stock in this offering for other working capital needs and general corporate purposes. However, the precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital.

S-3

DILUTION

If you invest in our common stock, you will experience immediate dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of a particular date. As of September 24, 2017, our net tangible book value was approximately $2.4 million, or $0.17 per share of our common stock, based on 14,282,558 shares of our common stock outstanding as of that date.

After giving effect to the sale of our common stock pursuant to this prospectus supplement in the aggregate amount of $5,000,000 million at an assumed average offering price of $1.73 per share, the closing price of our common stock on Nasdaq on November 28, 2017, and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of September 24, 2017 would have been approximately $7.2 million, or $0.42 per share of our common stock. This represents an immediate increase in net tangible book value of $0.25 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.31 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$ 1.73
Net tangible book value as of September 24, 2017	$ 0.17
Increase in net tangible book value per share from this offering	$ 0.25
Net tangible book value per share as of September 24, 2017, as adjusted for this offering		$ 0.42
Dilution per share to new investors at assumed offering price per share		$ 1.31

The table above assumes for illustrative purposes only that the maximum aggregate offering amount of $5,000,000 is sold during the term of the Sales Agreement at an average price of $1.73 per share resulting in the issuance of an additional 2,890,173 shares of our common stock. Actual aggregate sales of our common stock during the term of the Sales Agreement may be less than the maximum offering amount and actual sale prices may be more or less than $1.73 per share. As a result, your actual dilution may be more or less than $1.31 per share of our common stock purchased in this offering.

The foregoing discussion and table exclude the following as of September 24, 2017:

•	478,056 shares of our common stock issuable upon the exercise of options exercisable at a weighted average price of $4.16 per share;

•	a maximum of 700,995 shares issuable upon satisfaction of vesting and performance criteria of restricted stock units;

•	1,125,714 shares of our common stock reserved for issuance under our 2015 Long Term Incentive Plan; and

•	1,447,200 shares of our common stock issuable upon conversion at a price of $2.00 per share of $2,894,400 principal amount of our 4% Convertible Senior Notes due 2022.

S-4

PLAN OF DISTRIBUTION

Under the Sales Agreement, we may offer and sell shares of our common stock from time to time through the Agent, as our agent, in an aggregate amount not to exceed the amount that can be sold under the registration statement to which this prospectus supplement relates. Upon our delivery and the Agent’s acceptance of a placement notice, the Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to sell any shares subject to the placement notice. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at the market offerings” pursuant to Rule 415 under the Securities Act. As our agent, the Agent will not engage in any transactions that stabilize the price of our common stock.

We will instruct the Agent as to the amount of common stock to be sold. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the Agent may suspend the offering of common stock upon proper notice and subject to other conditions. The Agent will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Capital Market following the trading day in which shares of our common stock have been sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent commissions for its services in acting as agent in the sale of our common stock. The Agent will be entitled to compensation of 3.0% of the gross sales price of all shares sold pursuant to the Sales Agreement. The Agent may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Agent and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. We have also agreed to reimburse the Agent for legal expenses incurred by it up to $25,000 in the aggregate. Because there is no minimum offering amount required as a condition to the completion of this offering, the actual public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding commissions payable to the Agent under the terms of the Sales Agreement, will be approximately $40,000.

In connection with the sale of the common stock on our behalf, the Agent may, and will with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the Agent’s compensation may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all of our common stock provided for in this prospectus supplement, or (2) termination of the Sales Agreement as provided therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

S-5

LEGAL MATTERS

The validity of the issuance of the shares of our common stock offered hereby will be passed upon for us by McGuire, Craddock & Strother, P.C., Dallas, Texas. The Agent is being represented in connection with this offering by Duane Morris LLP, Newark, New Jersey.

EXPERTS

Our consolidated financial statements at June 25, 2017 and June 26, 2016, and for each of the fiscal years then ended, appearing in our Annual Report on Form 10-K for the fiscal year ended June 25, 2017, have been audited by Montgomery Coscia Greilich LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 25, 2017, in reliance on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 (Registration No. 333-221169) filed by us with the SEC relating to the shares of our common stock offered under this prospectus supplement. As permitted by SEC rules, this prospectus supplement does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us with the SEC. The registration statement, exhibits and schedules provide additional information about us and our common stock and are available at the SEC’s public reference rooms or the SEC website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying by the public at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the internet through the SEC website at www.sec.gov. You may also find our SEC filings and other relevant information about us on our website at www.raverg.com. However, the information on our website is not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus supplement. Any information filed with the SEC after the date on the cover of this prospectus supplement will automatically be deemed to update and supersede this prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 0-12919 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus supplement are sold:

•	our Annual Report on Form 10-K for the fiscal year ended June 25, 2017, as amended by Forms 10-K/A filed on September 25 and October 20, 2017;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2017;
•	our Current Reports on Form 8-K filed on August 15, September 14, October 16, October 31, and November 9, 2017; and
•	the description of our common stock contained in our registration statement on Form S-1 (File No. 33-38729) filed with the SEC on January 23, 1991, including all amendments and reports filed for purposes of updating such description.

S-6

You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Rave Restaurant Group, Inc.

3551 Plano Parkway

The Colony, Texas 75056

Telephone: (469) 384-5000

S-7

PROSPECTUS
Rave Restaurant Group, Inc.
$5,000,000 Common Stock

We may offer and sell shares of our common stock, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. See “Plan of Distribution.” We will provide more specific terms of such offering and sale of our common stock in supplements to this prospectus.

Shares of our common stock are traded on the Nasdaq Capital Market under the symbol “RAVE.” The aggregate market value of our common stock held by non-affiliates is approximately $16.6 million based on the closing price of such common stock on Nasdaq of $1.88 per share on October 18, 2017. None of our common stock offered by this prospectus has been sold pursuant to Instruction I.B.6. of Form S-3 during the 12 month period preceding the date of this prospectus.

Our principal executive offices are located at 3551 Plano Parkway, The Colony, Texas 75056, and our telephone number is (469) 384-5000.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________________

The date of this prospectus is November 6, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell certain shares of our common stock in one or more offerings. This prospectus provides a general description of our common stock. Each time we sell shares of common stock under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the information incorporated in this prospectus by reference. See, “Information Incorporated by Reference.” Any information in any prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement. This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of any shares of our common stock unless it is accompanied by a prospectus supplement.

Unless the context requires otherwise, in this prospectus the capitalized term “Company,” as well as first person references to “we,” “our” and “us” refer to Rave Restaurant Group, Inc. and its direct and indirect subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus summary and the materials incorporated herein by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or similar expressions. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds. Statements regarding the following subjects are forward-looking by their nature:

•                     our business and growth strategies;

•                     our performance goals;

•                     our projected financial condition and operating results;

•                     our understanding of our competition;

•                     industry and market trends;

•                     our use of the proceeds of any offering; and

•                     any other statements or assumptions that are not historical facts.

The forward-looking statements included in this prospectus, any prospectus summary and the materials incorporated herein by reference are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework, and business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus, any prospectus summary or any of the materials incorporated herein by reference will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

1

COMPANY OVERVIEW

General

We operate and franchise domestic fast casual restaurants (“Pie Five Units”) under the trademarks “Pie Five Pizza Company” or “Pie Five” and franchise pizza buffet restaurants (“Buffet Units”), delivery/carry-out restaurants (“Delco Units”) and express restaurants (“Express Units”) domestically and internationally under the trademark “Pizza Inn.”  We provide or facilitate the procurement and distribution of food, equipment and supplies to our domestic and international system of restaurants through our Norco Restaurant Services Company (“Norco”) division and through agreements with third party distributors.

We have offered consumers affordable, high quality pizza since 1958, when the first Pizza Inn restaurant opened in Dallas, Texas.  We awarded our first franchise in 1963 and opened our first buffet restaurant in 1969.  We began franchising the Pizza Inn brand internationally in the late 1970’s.  In 1993, our stock began trading on the Nasdaq Stock Market, and presently trades on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “RAVE.”  In June 2011, we opened the first Pie Five restaurant in Ft. Worth, Texas. We signed our first franchise development agreement for Pie Five in 2012.

Our principal executive offices are located at 3551 Plano Parkway, The Colony, Texas 75056, and our telephone number is (469) 384-5000.

Our Concepts

We operate and franchise restaurant concepts under two distinct brands: Pie Five and Pizza Inn.

Pie Five

Pie Five is a fast-casual pizza concept that creates individualized pizzas which are baked in 140 seconds in our specially designed oven. Pizzas are created at the direction of our customers who choose from a variety of freshly prepared and displayed toppings, cheeses, sauces and doughs and complete their purchase process in less than five minutes. Customers can also get freshly prepared entrée and side salads, also made to order from our recipes or at the customer’s direction. They can also choose from several baked daily desserts like brownies, cookie pies, and cakes. A variety of soft beverages are available, as well as beer and wine in some locations.

Pie Five restaurants typically occupy leased, in-line or end-cap space of between 1,800 and 2,400 square feet in retail strip or multi-unit retail space. The restaurants typically are located in high traffic, high visibility urban or suburban sites in mid to large size metropolitan areas. With seating for 65 to 85 customers in most units, and patio seating when available, Pie Five restaurants primarily serve lunch and dinner to families, adults and children of all ages. Sales are predominantly on-premise though carry out is offered as well. We recently began implementing online and mobile ordering capability. Future sales growth initiatives may include delivery, drive-through and catering services. Due to the relatively compact footprint of the restaurants, and other operating advantages, we also believe Pie Five is well suited for non-traditional locations such as airports and college campuses.

As of the date of this prospectus, we owned and operated nine Pie Five restaurants and had 73 franchised Pie Five restaurants.

Pizza Inn

We franchise Buffet Units, Delco Units and Express Units under the Pizza Inn brand. Buffet Units and Delco Units feature crusts that are hand-made from dough made fresh in the restaurant each day. Our pizzas are made from a proprietary all-in-one flour mixture, real mozzarella cheese and a proprietary mix of classic pizza spices. In international markets, the menu mix of toppings and side items is occasionally adapted to local tastes.

2

Buffet Units offer dine-in, carryout and catering service and, in many cases, also offer delivery service. Buffet Units offer a variety of pizza crusts with standard toppings and special combinations of toppings in addition to pasta, salad, sandwiches, appetizers, desserts and beverages, including beer and wine in some locations, in an informal, family-oriented atmosphere. We occasionally offer other items on a limited promotional basis. Buffet Units are generally located in free standing buildings or strip center locations in retail developments in close proximity to offices, shopping centers and residential areas. The current standard Buffet Units are between 2,100 and 4,500 square feet in size and seat 120 to 185 customers. The interior decor is designed to promote a casual, lively, contemporary, family-style atmosphere. Some Buffet Units feature game rooms that offer a range of electronic game entertainment for the entire family.

Delco Units offer delivery and carryout service only and are typically located in shopping centers or other in-line retail developments. Delco Units typically offer a variety of crusts and some combination of side items. Delco Units occupy approximately 1,200 square feet, are primarily production facilities and, in most instances, do not offer seating. The decor of the Delco Unit is designed to be bright and highly visible and feature neon lighted displays and awnings. We have attempted to locate Delco Units strategically to facilitate timely delivery service and to provide easy access for carryout service.

Express Units serve our customers through a variety of non-traditional points of sale. Express Units are typically located in a convenience store, food court, college campus, airport terminal, travel plaza, athletic facility or other commercial facility. They have limited or no seating and solely offer quick carryout service of a limited menu of pizza and other foods and beverages. An Express Unit typically occupies approximately 200 to 400 square feet and is commonly operated by the operator or food service licensee of the commercial host facility. We have developed a high-quality pre-prepared crust that is topped and cooked on-site, allowing this concept to offer a lower initial investment and reduced labor and operating costs while maintaining product quality and consistency. Like Delco Units, Express Units are primarily production-oriented facilities and, therefore, do not require all of the equipment, labor or square footage of the Buffet Unit.

As of the date of this prospectus, we had domestic franchises for 93 Buffet Units, eight Delco Units and 58 Express Units, as well as international franchises for 12 Buffet Units, 40 Delco Units and eight Express Units.

RISK FACTORS

Investing in our common stock involves a number of risks. Before you decide to buy shares of our common stock, you should carefully consider the risk factors set forth below, in any applicable prospectus supplement and in the materials incorporated by reference herein.

Risks Associated With Our Business

The inability to successfully implement any aspect of our growth strategy could adversely affect our revenues and operating profits.

Our growth strategy includes developing new franchised Pie Five restaurants, as well as franchised Pizza Inn restaurants reflecting our updated Buffet Unit concept. Our growth strategy also relies on increasing Pie Five chainwide average per store sales, which have recently declined. We may be unable to achieve all or any of these objectives, which could adversely affect our revenues and operating profits.

We may be unable to consistently develop high performing new franchised Pie Five Units.

Our growth strategy relies, in part, on increasing Pie Five chainwide average per store sales primarily by developing new franchised Pie Five Units with higher average per store sales. Increasing average per store sales is largely a function of customer traffic, customer experience and the average check per customer. These factors may be influenced by, among other things, general economic conditions, the quality of restaurant sites, competitive pressures, consumer preferences, consumer perceptions of our reputation and product offerings, and customer experiences in our restaurants. If newly developed Pie Five Units do not perform as we expect, our revenues will be adversely affected and we may experience difficulty attracting new franchisees, thereby impeding our growth strategy and adversely affecting our business and operating profits.

3

The closure of existing restaurants or abandonment of development sites could offset the development of new restaurants.

A significant number of franchised Pizza Inn restaurants have been closed in the past decade. In addition, several Company-owned and franchised Pie Five Units have been closed during the last 18 months and several locations leased by us for future development of Company-owned Pie Five Units have been abandoned. If these trends continue, the successful development of new restaurants could be partially or wholly offset by the closure of existing restaurants or abandonment of development sites. Therefore, although closed restaurants are typically underperforming units and abandoned sites are considered no longer attractive, the continued closure of restaurants or abandonment of development sites could undermine our growth initiatives and adversely impact our revenues and operating profits.

Unfavorable resolution of lease disputes with respect to abandoned development sites could adversely affect our cash flow and results of operations.

We have determined to close several Company-owned Pie Five Units and abandon several locations leased by us for future development of Company-owned Pie Five Units. The leases for these closed stores and abandoned development sites have ten year terms. We previously reached agreements with the landlords to terminate the leases at most of these locations. However, we are continuing to negotiate with the landlords to terminate the leases with respect to several remaining sites. If we are unable to negotiate reasonable terms for termination of these remaining leases, our cash flow and results of operations could be adversely affected.

We may be harmed by actions taken by our franchisees that are outside of our control.

A significant portion of our earnings comes from royalties paid by our franchisees, as well as food and supply sales to franchised restaurants. Franchisees are independent operators whose personnel are not our employees. We provide training and support to franchisees, but the quality of franchised restaurant operations may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other store personnel. If they do not, our image and reputation may suffer, and revenues could decline. Our franchisees may take actions that adversely affect the value of our intellectual property or reputation. The failure of our domestic and international franchisees to operate their franchises successfully could reduce the amount of royalties payable to us and/or the amount of food and supply sales by us. Further, since domestic franchisees are only required to purchase certain proprietary items from Norco, changes in their purchasing practices could diminish our sales of food and supplies. Additionally, if one or more of our key franchisees were to become insolvent or otherwise were unable or unwilling to pay amounts due to us, our business and results of operations would be adversely affected.

Some of our Pie Five franchisees may be unable to satisfy their obligations under franchise development agreements.

Pie Five franchisees typically enter into multi-year development agreements for the opening of Pie Five Units. Each development agreement is scaled relative to the estimated development potential of the specified geographic area and requires the franchisee to achieve specified unit development milestones over a period of time, typically five years, to maintain their development rights in the area. If these unit development milestones are achieved, the franchisee typically has the option to develop up to a specified number of additional Pie Five Units in the territory. However, certain of our Pie Five franchisees have experienced difficulty in achieving their unit development milestones, and we may be required to waive or amend some of these unit development milestones or terminate the development agreements. As a result, we may not achieve the number of franchised Pie Five Units for which we have signed development agreements within the anticipated time frame. Any delay or inability to open additional franchised Pie Five Units could adversely impact our results of operations and financial position.

Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

4

Our success will depend to a significant extent on our leadership team and other key management personnel. We may not be able to retain our executive officers and key personnel or attract additional qualified management. Our success also will depend on our ability to attract and retain qualified personnel to oversee our restaurants, distribution operations and international operations. The loss of these employees or any inability to recruit and retain qualified personnel could have a material adverse effect on our operating results.

We face risks of litigation from customers, franchisees, employees and others in the ordinary course of business, which diverts our financial and management resources. Any adverse litigation or publicity may negatively impact our financial condition and results of operations.

Claims of illness or injury relating to food quality or food handling are common in the food service industry. In addition to decreasing our sales and profitability and diverting our management resources, adverse publicity or a substantial judgment against us could negatively impact our financial condition, results of operations and brand reputation, hindering our ability to attract and retain franchisees and grow our business. Further, we may be subject to employee, franchisee and other claims in the future based on, among other things, discrimination, harassment, wrongful termination and wage, rest break and meal break issues, including those relating to overtime compensation. Franchisees may also assert claims alleging breach of a franchise or development agreement, unfair trade practices or failure to satisfy franchise disclosure obligations, especially in circumstances where we have terminated a franchise or development agreement. If one or more of these claims were to be successful or if there is a significant increase in the number of these claims, our business, financial condition and operating results could be harmed.

Shortages or interruptions in the delivery of food products could adversely affect our operating results.

We and our franchisees are dependent on frequent deliveries of food products that meet our specifications. Our Norco distribution division provides product sourcing, purchasing, quality assurance, research and development, franchisee order and billing services, and logistics support functions. We outsource warehousing and delivery services to third party restaurant distribution companies that deliver products to all domestic restaurants. Interruptions in the delivery of food products caused by unanticipated demand, problems in production or distribution by Norco, our suppliers, or our distribution service providers, inclement weather (including tornadoes, hurricanes and other natural disasters) or other conditions could adversely affect the availability, quality and cost of ingredients, which could adversely affect our operating results. Further, domestic franchisees are only required to purchase certain proprietary items from Norco. Therefore, changes in purchasing practices by domestic franchisees as a result of delivery disruptions or otherwise could adversely affect our financial results.

An increase in the cost of commodities such as cheese, or other operating expenses, including utilities and labor, could adversely affect our profitability and operating results.

An increase in our operating costs could adversely affect our profitability. Factors such as inflation, increased food costs, increased labor and employee benefit costs and increased energy costs may adversely affect our operating costs. Most of the factors affecting costs are beyond our control and we may not be able to pass along these increased costs to our customers or franchisees. Most ingredients used in our pizza, particularly cheese, are subject to significant price fluctuations as a result of seasonality, weather, availability, demand and other factors. Sustained increases in utility costs could also adversely affect the profitability of our restaurants. Further, government initiatives, such as health care reform and minimum wage rate increases, could increase our operating costs and adversely affect our operating results.

If we are not able to continue purchasing our key pizza ingredients from our current suppliers or find suitable replacement suppliers, our financial results could be adversely affected.

We are dependent on a few suppliers for some of our key pizza ingredients. Domestically, we rely upon sole suppliers for our cheese, meat toppings, sauce and certain other proprietary products. Alternative sources for these key ingredients may not be available on a timely basis or be available on terms as favorable to us as under our current arrangements. Any disruptions in our supply of key ingredients could adversely affect our operations.

5

We are subject to extensive government regulation, and any failure to comply with existing or adopted regulations could adversely affect our business and operating results.

We are subject to numerous federal, state, local and foreign laws, rules and regulations, including those relating to:

•	the preparation and sale of food;
•	building and zoning requirements;
•	minimum wage, citizenship, overtime, health insurance, and other labor requirements; and
•	working and safety conditions.

If we fail to comply with existing or future laws, rules and regulations, we may be subject to governmental or judicial fines or sanctions. In addition, our capital expenditures could increase due to remediation measures that may be required if we are found to be noncompliant with any of these laws or regulations.

We are also subject to a Federal Trade Commission rule and to various state and foreign laws that govern the offer and sale of franchises. These laws regulate various aspects of the franchise relationship, including terminations and the refusal to renew franchises. The failure to comply with these laws and regulations in any jurisdiction or to obtain required government approvals could result in a ban or temporary suspension on future franchise sales, fines or other penalties, or require us to make offers of rescission or restitution, any of which could adversely affect our business and operating results.

We may be required to defend our intellectual property rights, which could negatively affect our results of operations.

We depend on our Pizza Inn and Pie Five brand names and rely on a combination of trademarks, copyrights, service marks and similar intellectual property rights to promote these brands. We believe the success of our business depends on our continued ability to use our existing trademarks and service marks to increase brand awareness and further develop our brands, both domestically and abroad. We may not be able to adequately protect our intellectual property rights or we may be required to resort to litigation to enforce such rights. Litigation or settlements could result in high costs and diversion of resources, which could negatively affect our results of operations, regardless of the outcome.

Information technology disruptions or security breaches could adversely impact our operations and business.

We rely on our computer systems and network infrastructure for numerous aspects of our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. In addition, any actual or alleged security breach of the credit or debit card information of customers of our Company-owned restaurants could result in lawsuits, require notification of customers and/or result in adverse publicity. Therefore, any damage, failure or breach of our computer systems or network infrastructure could have a material adverse effect on our business.

Our current insurance coverage may not be adequate, our insurance premiums may increase and we may not be able to obtain insurance at acceptable rates, or at all.

Our insurance policies may not be adequate to protect us from all liabilities that we incur in our business. In addition, in the future our insurance premiums may increase and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any such inadequacy of, or inability to obtain, insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated With Our Common Stock

Although our common stock is currently traded on the Nasdaq Capital Market, it may be subject to delisting.

6

On February 10, 2017, we received notice from Nasdaq that, based on our Form 10-Q for the fiscal quarter ended December 25, 2016, we were not in compliance with Nasdaq’s continued listing standard for minimum stockholders’ equity of at least $2.5 million. The notice further advised that, as of February 10, 2017, we also did not meet the alternative continued listing standards of either (a) market value of listed securities of at least $25.0 million, or (b) net income from continuing operations of $0.5 million for the most recently completed fiscal year or two of the three most recently completed fiscal years. Nasdaq granted us an extension until August 9, 2017, to regain compliance with its listing standards which we were unable to timely satisfy. As a result, on August 10, 2017, Nasdaq advised that trading in our common stock would be suspended unless we appealed such determination. We timely appealed the delisting determination and Nasdaq has now granted a further extension until February 6, 2018, subject to certain conditions, to regain compliance with its listing standards. If we fail to timely regain and maintain compliance with Nasdaq’s continued listing standards, our common stock will be subject to delisting from Nasdaq, which may cause the price of our common stock to decline or impair your ability to sell shares of our common stock.

Although our common stock is currently traded on the Nasdaq Capital Market, it has less liquidity than the stock of many other companies.

The trading volume in our common stock on Nasdaq has been relatively low when compared with larger companies listed on the Nasdaq Global Market or the other stock exchanges. Shareholders, therefore, may experience difficulty selling a substantial number of shares for the same price at which shareholders could sell a smaller number of shares. We cannot predict the effect, if any, that future sales of our common stock in the market, or the availability of shares of common stock for sale in the market, will have on the market price of our common stock. Sales of substantial amounts of common stock in the market, or the potential for large amounts of sales in the market, may cause the price of our common stock to decline or impair our future ability to raise capital through sales of our common stock.

The market price of our common stock may fluctuate in the future, and these fluctuations may be unrelated to our performance.

General market price declines or overall market volatility in the future could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices.

We do not expect to pay any dividends for the foreseeable future and, therefore, our shareholders may be required to liquidate their shares in order to realize a return on their investment.

We have never paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and dependent on our results of operations, financial condition, capital requirements and other relevant factors. Therefore, the holders of our common stock will likely be required to sell all or a portion of their shares in order to realize any return on their investment.

Certain provisions of state law could discourage certain transactions that our shareholders may otherwise deem to be in their best interest.

We are incorporated under the laws of the State of Missouri. Although there are no provisions in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws intended to prevent or restrict takeovers, mergers or acquisitions, certain provisions of Missouri corporate law could have the effect of discouraging others from attempting hostile takeovers of our Company. It is possible that these provisions could make it more difficult to accomplish transactions which our shareholders may otherwise deem to be in their best interests. See, “Description of Common Stock -- Anti-Takeover Effects of Certain Statutory Provisions.”

Our primary shareholder group may be able to exert significant influence over shareholder decisions.

Newcastle Partners L.P. and its affiliates, including our Chairman, Mark E. Schwarz, collectively own or control approximately 35% of our outstanding common stock. Therefore, this group may be able to exert significant influence over any matters submitted to a vote of shareholders, including the election of directors. As a result, other shareholders may be discouraged from proposing, or unable to pass, any initiatives requiring shareholder approval, including the election of an alternative slate of directors.

7

Risks Associated With Our Industry

If we are not able to compete effectively, our business, sales and earnings could be adversely affected.

The restaurant industry in general, as well as the pizza segment of the industry, is intensely competitive, both internationally and domestically, with respect to price, service, location and food quality. We compete against many national, regional and local businesses. There are many well-established competitors with substantially greater brand awareness and financial and other resources than we have. Some of these competitors may be better established in markets where we or our franchisees operate restaurants. A change in the pricing or other marketing or promotional strategies, including new product and concept developments, of one or more of our major competitors could have an adverse impact on sales and earnings and our chainwide restaurant operations. We could also experience increased competition from existing or new companies in the pizza segment of the restaurant industry. If we are unable to compete effectively, we could experience downward pressure on prices, lower demand for our products, reduced margins, the inability to take advantage of new business opportunities and the loss of market share, all of which would have a material adverse effect on our operating results.

We also compete on a broader scale with quick service, fast casual and other international, national, regional and local restaurants. The overall food service market and the quick service restaurant sector are intensely competitive with respect to food quality, price, service, convenience and concept. We also compete within the food service market and the restaurant industry for management and hourly employees, suitable real estate sites and qualified franchisees.

Norco is also subject to competition from outside suppliers. If other suppliers who meet our qualification standards for non-proprietary items offer lower prices or better service to our franchisees for their ingredients and supplies and, as a result, our franchisees choose not to purchase these non-proprietary items from Norco, our financial condition, business and results of operations would be adversely affected.

Changes in consumer preferences and perceptions could decrease the demand for our products, which would reduce sales and harm our business.

Restaurant businesses are affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, disposable purchasing power, traffic patterns and the type, number and location of competing restaurants. For example, if prevailing health or dietary preferences cause consumers to avoid pizza and other products we offer, or quick service restaurant offerings generally, in favor of foods that are perceived as more healthy, our business and operating results could be harmed.

Poor economic conditions could adversely affect our business, results of operations and financial condition.

The restaurant industry depends on consumer discretionary spending. Weak, volatile or uncertain national, regional or local economic conditions can negatively impact consumers’ ability and willingness to spend discretionary funds thereby decreasing customer traffic and/or average check per customer at our restaurants. If these poor economic conditions persist, consumers could permanently alter their dining habits and reduce the frequency with which they dine out. Therefore, such poor economic conditions could have a short-term or long-term adverse impact on our business, results of operations and financial condition.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from our sale of our common stock under this prospectus. We currently anticipate that the net proceeds will be used to fund continued restaurant development activity and provide working capital for general corporate purposes.

8

 DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists solely of 26,000,000 shares of common stock, par value $0.01 per share. As of the date of this prospectus, 14,282,558 shares of our common stock were outstanding. In addition, 1,603,770 shares of our common stock are reserved for issuance under our equity compensation plans. Our common stock is currently traded on the Nasdaq Capital Market under the symbol “RAVE.”

The following description of our common stock is a summary and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the provisions of Missouri corporate law and other applicable state law.

Dividend, Liquidation and Other Rights. Holders of shares of our common stock are entitled to receive ratably those dividends that may be declared by our board of directors out of legally available funds. Our board of directors will determine if and when distributions may be paid. However, we have never paid dividends on our common stock and our board of directors intends to continue this policy for the foreseeable future in order to retain earnings for development of our business. The holders of shares of our common stock have no preemptive, subscription or conversion rights. All shares of our common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.

Voting Rights. Each outstanding share of our common stock entitles the holder to one vote on all matters presented to our shareholders for a vote. The holders of a majority of the outstanding shares of our common stock constitute a quorum at any meeting of our shareholders. Assuming the presence of a quorum, directors are elected by the affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the meeting. Our common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. Amendments to our Amended and Restated Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of all outstanding shares of our common stock. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote and represented at the meeting in person or by proxy is required for the approval of substantially all other matters.

Anti-Takeover Effects of Certain Statutory Provisions

There are no provisions in our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws intended to prevent or restrict takeovers, mergers or acquisitions of our Company. However, certain provisions of Missouri corporate law could have the effect of discouraging others from attempting hostile takeovers of our Company. It is possible that these provisions could make it more difficult to accomplish transactions which our shareholders may otherwise deem to be in their best interests.

Control Share Acquisition Provisions

Missouri corporate law contains provisions governing “control share acquisitions.” These provisions generally provide that any person or entity crossing a 20%, 33.33% or 50% threshold in ownership of the outstanding voting shares of a publicly-held Missouri corporation will be denied voting rights with respect to any shares above the threshold, unless such voting rights are approved by the holders of a majority of all outstanding voting shares and a majority of the outstanding voting shares held by disinterested shareholders. The shareholders or board of directors of a Missouri corporation may elect to exempt its stock from the control share acquisition statute through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. However, neither our Amended and Restated Articles of Incorporation nor our Amended and Restated Bylaws exempt our common stock from the Missouri control share acquisition statute. Therefore, the statute could discourage persons interested in acquiring a significant interest in or control of our Company, regardless of whether such acquisition was in the best interest of our shareholders.

9

Business Combination Provisions

Missouri corporate law also contains provisions governing “business combinations” with interested shareholders, which may also have an effect of delaying or making it more difficult to effect a change in control of our Company. The statute prevents an “interested shareholder” in a Missouri corporation from entering into a “business combination” with such corporation or any subsidiary of such corporation unless certain conditions are met. An “interested shareholder” is defined as the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of a Missouri corporation, or an affiliate or associate thereof. A “business combination” includes any merger or consolidation with an interested shareholder, the sale, lease exchange, mortgage, pledge, transfer or other disposition of 10% or more of the corporation’s assets to an interested shareholder, and certain other issuances, adoptions and reclassifications involving an interested shareholder.

A corporation affected by these Missouri statutes may not engage in a business combination with an interested shareholder for a period of five years following the date on which such interested shareholder became an interested shareholder, unless such business combination or the purchase of stock was approved by the corporation’s board of directors on or prior to such date. If pre-approval was not obtained, then after the expiration of the five-year period the combination may be consummated with the approval of a majority of the voting power held by disinterested shareholders or if the consideration to be paid by the interested shareholder is at least equal to the highest of certain specified thresholds.

Takeover Bid Provisions

Missouri law also governs “takeover bids.” A “takeover bid” is the acquisition of or offer to acquire, pursuant to a tender offer or request or invitation for tenders, any equity securities with voting rights, if after acquisition the offeror would own more than 5% of any class of equity securities. An “equity security” is any stock, bond or other obligation of a target company, the holder of which has the right to vote for the board of directors of the target company.

The statute prohibits any takeover bid by a person or entity unless a special registration statement is filed with the commissioner of securities and delivered to the target company. The special registration statement must include a significant amount of information including, among other things, all informational material that the offeror proposes to disclose to the offerees, the identity and background of all persons and entities on whose behalf the acquisition is to be effected, the exact title and number of shares outstanding being sought by the offeror, and the source and amount of funds or other consideration to be used in the acquisition.

Limitation of Liability and Indemnification

 Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws include indemnification provisions under which we have agreed to indemnify our directors, officers, employees and agents to the fullest extent permissible by law. These provisions may discourage derivative litigation against our directors and officers even if such action, if successful, might benefit us and our shareholders. Furthermore, our shareholders may be adversely affected to the extent we are required to pay the costs of defense, settlement or damages on behalf of our directors or officers pursuant to these indemnification provisions.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

PLAN OF DISTRIBUTION

We may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus or any prospectus supplement on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We may use this prospectus and any accompanying prospectus supplement to offer and sell shares of our common stock in any of the following ways:

•	to the public through underwriters or through dealers;
•	through one or more agents;
•	directly to purchasers;
•	in a combination of any such methods of sale; and

10

•	in any other manner permitted by applicable law.

If underwriters are used to sell the securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to any such offering of shares of our common stock will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;
•	the number of shares of our common stock involved, the purchase price of such shares and the proceeds to us from such sale;
•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and
•	any securities exchanges on which the shares of our common stock may be listed.

The shares of our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the shares will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the shares if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The shares of our common stock may be sold directly by us or through agents designated by us from time to time. Any agent may make sales in privately negotiated transactions or by any other method permitted by law, including by an “at-the-market” offering through sales made directly on the Nasdaq Capital Market or through sales to or through a market maker other than on an exchange. Any agent involved in the offer or sale of the shares in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

11

Certain persons participating in any offering of shares of our common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the shares offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares. Syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of shares than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the shares sold for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market and, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by McGuire, Craddock & Strother, P.C., Dallas, Texas.

EXPERTS

Our consolidated financial statements at June 25, 2017 and June 26, 2016, and for each of the fiscal years then ended, appearing in our Annual Report on Form 10-K for the year ended June 25, 2017, have been audited by Montgomery Coscia Greilich LLP, independent registered public accounting firm, as set forth in their report thereon included therein. Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 25, 2017, in reliance on the authority of said firm as experts in auditing and accounting.

12

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC relating to the shares of our common stock offered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us with the SEC. The registration statement, exhibits and schedules provide additional information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC’s public reference rooms or the SEC website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying by the public at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the internet through the SEC website at www.sec.gov. You may also find our SEC filings and other relevant information about us on our website at www.raverg.com. However, the information on our website is not a part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus and any prospectus supplement. Any information filed with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, or after the date on the cover of this prospectus or any prospectus supplement, will automatically be deemed to update and supersede this prospectus and any such prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 0-12919 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus are sold:

•	our Annual Report on Form 10-K and all amendments thereto for the fiscal year ended June 25, 2017;
•	our Current Reports on Form 8-K filed on August 15, September 14 and October 16, 2017; and
•	the description of our common stock contained in our registration statement on Form S-1 (File No. 33-38729) filed with the SEC on January 23, 1991, including all amendments and reports filed for purposes of updating such description.

You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Rave Restaurant Group, Inc.

3551 Plano Parkway

The Colony, Texas 75056

Attention: Chief Financial Officer

Telephone: (469) 384-5000

13

Rave Restaurant Group, Inc.
$5,000,000 Common Stock

PROSPECTUS SUPPLEMENT
B. Riley FBR
The date of this prospectus supplement is December 5, 2017.